            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 ("the N-14 Registration Statement") of our report dated December 12, 2003 relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of the Schroder Capital Funds (Delaware) and Schroder Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 2, 2004